     As filed with the Securities and Exchange Commission on August 15, 2001

                                                    Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                             PETROQUEST ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                 ---------------

            DELAWARE                                        72-1440714
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)


                     400 E. KALISTE SALOOM ROAD, SUITE 3000
                           LAFAYETTE, LOUISIANA 70508
                    (Address of Principal Executive Offices)

                                   ----------

                             PETROQUEST ENERGY, INC.
                               1998 INCENTIVE PLAN
                            (Full Title of the Plan)

                                   ----------

 Name, Address and Telephone                        Copy of Communications to:
Number of Agent for Service:

        DANIEL G. FOURNERAT                              ROBERT G. REEDY
SENIOR VICE PRESIDENT, GENERAL COUNSEL                PORTER & HEDGES, L.L.P.
          AND SECRETARY                                 700 LOUISIANA STREET
       PETROQUEST ENERGY, INC.                      HOUSTON, TEXAS 77002-2764
400 E. KALISTE SALOOM ROAD, SUITE 3000                   (713) 226-0600
     LAFAYETTE, LOUISIANA 70508
          (337) 232-7028


                         CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM        PROPOSED
                                            AMOUNT TO            OFFERING         MAXIMUM AGGREGATE      AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED     BE REGISTERED(1)    PRICE PER SHARE     OFFERING PRICE(2)   REGISTRATION FEE
 ------------------------------------     ----------------   ----------------     -----------------   ----------------
Common Stock, par value $.001 per share       834,415             $6.075            $5,069,071           $1,268


(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the PetroQuest Energy, Inc. 1998 Incentive Plan (the "Plan").

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on The Nasdaq Stock Market on August 9, 2001, $6.075. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

         This registration statement registers an additional 834,415 shares of Common Stock related to the 1998 Incentive Plan which are the same class as other securities for which registration statements on Form S-8, File No. 333-65401 and File No. 333-52700 (the "Prior Registration Statements"), have been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS


  EXHIBIT
     NO.                            DESCRIPTION

    4.1 PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated herein by reference to Appendix A of the Proxy Statement on
                  Schedule 14A filed April 20, 2001).

   *5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.


  *23.1           Consent of Independent Public Accountants


  *23.2           Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)


  *24.1           Power of Attorney (included on signature page).


----------

*        Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on this 15th day of August, 2001.



                                      PETROQUEST ENERGY, INC.


                                      By: /s/ Charles T. Goodson
                                         --------------------------------------
                                         Charles T. Goodson,
                                         Chairman of the Board,
                                         Chief Executive Officer and Director


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                         TITLE                                DATE
               ---------                                         -----                                ----
        /s/ Charles T. Goodson               Chairman of the Board, Chief Executive Officer      August 15, 2001
---------------------------------------
          Charles T. Goodson                   and Director (Principal Executive Officer)

       /s/ Alfred J. Thomas, II             President, Chief Operating Officer and Director      August 15, 2001
---------------------------------------
         Alfred J. Thomas, II

          /s/ Ralph J. Daigle                   Senior Vice President - Exploration and          August 15, 2001
---------------------------------------                         Director
            Ralph J. Daigle

        /s/ Michael O. Aldridge             Senior Vice President, Chief Financial Officer,      August 15, 2001
---------------------------------------       Treasurer and Director (Principal Financial
          Michael O. Aldridge                       and Accounting Officer)

        /s/ Daniel G. Fournerat                 Senior Vice President, General Counsel,          August 15, 2001
---------------------------------------                  Secretary and Director
          Daniel G. Fournerat

        /s/ Francisco A. Garcia                                 Director                         August 15, 2001
---------------------------------------
          Francisco A. Garcia

               Signature                                         Title                                    Date
               ---------                                         -----                                    ----
       /s/ William W. Rucks, IV                                 Director                         August 10, 2001
---------------------------------------
         William W. Rucks, IV

         /s/ E. Wayne Nordberg                                  Director                         August 15, 2001
---------------------------------------
           E. Wayne Nordberg

          /s/ Jay B. Langner                                    Director                         August 3, 2001
---------------------------------------
            Jay B. Langner

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.1             PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated
                  herein by reference to Appendix A of the Proxy Statement on
                  Schedule 14A filed April 20, 2001).

 *5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

*23.1             Consent of Independent Public Accountants.

*23.2             Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*24.1             Power of Attorney (included on signature page).

----------

*        Filed herewith.